Subject to Completion Preliminary Term Sheet dated December 1, 2025

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-284538

(To Prospectus dated February 14, 2025,

Prospectus Supplement dated February 14, 2025 and Product Supplement No. EQUITY MLI-3 dated October 20, 2025)

This term sheet, which is not complete and may be changed, relates to an effective Registration Statement under the Securities Act of 1933. This term sheet and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these notes in any country or jurisdiction where such an offer would not be permitted.

Units $10 principal amount per unit CUSIP No. 36272T259	Pricing Date* Settlement Date* Maturity Date*	December , 2025 December , 2025 December , 2028
*Subject to change based on the actual date the notes are priced for initial sale to the public (the “pricing date”)

GS Finance Corp.

Medium-Term Notes, Series F

guaranteed by The Goldman Sachs Group, Inc.

Autocallable Contingent Coupon (with Memory) Barrier Notes Linked to the State Street® SPDR® S&P® Biotech ETF

▪
A Contingent Coupon Payment (with Memory) payable on the applicable Coupon Payment Date if the Observation Value of the State Street® SPDR® S&P® Biotech ETF (the “Market Measure”) on the applicable quarterly Coupon Observation Date is greater than or equal to 80% of the Starting Value.
▪
The return on your notes is linked to the performance of the Market Measure, and not to that of the index on which the Market Measure is based.
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The Contingent Coupon Payment (with Memory) payable on any Coupon Payment Date will be calculated according to the following formula: (i) the product of the Contingent Coupon Payment (with Memory) applicable to a single Coupon Payment Date and the number of Coupon Payment Dates that have occurred up to the relevant Coupon Payment Date (inclusive of the relevant Coupon Payment Date) minus (ii) the sum of all Contingent Coupon Payments (with Memory) previously paid. The Contingent Coupon Payment (with Memory) applicable to a single Coupon Payment Date will be between [$0.2625 and $0.2875] per unit (equal to a contingent rate of between [10.50% and 11.50%] per annum).
▪
Automatically callable if the Observation Value on any quarterly Call Observation Date, beginning approximately one year after the pricing date, is at or above the Starting Value. If the notes are called, on the applicable Call Payment Date you will receive the principal amount of your notes plus the Contingent Coupon Payment (with Memory) otherwise due. No further amounts will be payable following an automatic call.
▪
If not called, a maturity of approximately three years.
▪
If not called, at maturity, if the value of the Market Measure has decreased by more than 20%, 1-to-1 downside exposure to decreases in the Market Measure from the Starting Value, with up to 100.00% of the principal amount at risk; otherwise, at maturity you will receive the principal amount. At maturity, the final Contingent Coupon Payment (with Memory) will also be payable if the Observation Value on the final Coupon Observation Date is greater than or equal to 80% of the Starting Value.
▪
All payments are subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the notes.
▪
Limited secondary market liquidity, with no exchange listing.

The notes are being issued by GS Finance Corp. (“GSFC”) and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. (“GSG”). Investing in the notes involves a number of risks. There are important differences between the notes and a conventional debt security, including different investment risks and certain additional costs. See “Risk Factors” beginning on page TS-10 of this term sheet and page PS-7 of the accompanying product supplement, “Considerations Relating to Indexed Notes” beginning on page S-11 of the accompanying prospectus supplement and “Considerations Relating to Indexed Securities” beginning on page 101 of the accompanying prospectus.

The estimated value of your notes at the time the terms of your notes are set on the pricing date is expected to be between $9.25 and $9.55 per $10 principal amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC would initially buy or sell your notes, if it makes a market in the notes, see the following page.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Note Prospectus. Any representation to the contrary is a criminal offense. The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

	Per Unit	Total
Public offering price	$10.00	$
Underwriting discount(1)	$0.10	$
	$0.05
Proceeds, before expenses, to GSFC	$9.85	$
(1) The underwriting discount reflects a sales commission of $0.10 per note and a structuring fee of $0.05 per note.

The notes and the related guarantee:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

Goldman Sachs & Co. LLC

December , 2025

Autocallable Contingent Coupon (with Memory) Barrier Notes Linked to the State Street® SPDR® S&P® Biotech ETF, due December , 2028

Summary

The Autocallable Contingent Coupon (with Memory) Barrier Notes Linked to the State Street® SPDR® S&P® Biotech ETF, due December , 2028 (the “notes”) are our senior unsecured debt securities. Payments on the notes are fully and unconditionally guaranteed by GSG. The notes and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral. The notes will rank equally in right of payment with all of GSFC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and the related guarantee will rank equally in right of payment with all of GSG’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the notes, including any repayment of principal, will be subject to the credit risk of GSFC, as issuer, and GSG, as guarantor. The notes will pay a Contingent Coupon Payment (with Memory) on the applicable Coupon Payment Date if the Observation Value on the applicable quarterly Coupon Observation Date is greater than or equal to the Coupon Barrier. The Contingent Coupon Payment (with Memory) payable on any Coupon Payment Date will be calculated according to the formula described below in “Terms of the Notes—Contingent Coupon Payments (with Memory).” The notes will be automatically called if the Observation Value on any Call Observation Date is greater than or equal to the Call Value. If your notes are called, you will receive the Call Payment on the applicable Call Payment Date, and no further amounts will be payable on the notes. If your notes are not called, at maturity, if the Ending Value of the Market Measure is less than the Threshold Value, your notes are subject to 1-to-1 downside exposure to decreases in the Market Measure from the Starting Value, with up to 100.00% of the principal amount at risk; otherwise, you will receive the principal amount. At maturity, the final Contingent Coupon Payment (with Memory) will also be payable if the Observation Value on the final Coupon Observation Date is greater than or equal to the Coupon Barrier. Any payments on the notes will be calculated based on the $10 principal amount per unit and will depend on the performance of the Market Measure, subject to our and GSG’s credit risk. See “Terms of the Notes” below.

The economic terms of the notes are based upon certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These variables will influence the economic terms of the notes and the initial estimated value of the notes on the pricing date. In addition, the underwriting discount and costs incurred in creating, documenting and marketing the notes will reduce the economic terms of the notes and the initial estimated value of the notes on the pricing date. For more information, see “Risk Factors — Valuation- and Market-related Risks — The estimated value of your notes at the time the terms of your notes are set on the pricing date (as determined by reference to pricing models used by GS&Co.) is less than the public offering price of your notes.” on page TS-10 of this term sheet.

The issue price, underwriting discount and net proceeds listed above relate to the notes we sell initially. We may decide to sell additional notes after the date of this term sheet, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in notes will depend in part on the issue price you pay for such notes.

GS Finance Corp. may use this Note Prospectus in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this Note Prospectus in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this Note Prospectus is being used in a market-making transaction.

Estimated Value of Your Notes

The estimated value of your notes at the time the terms of your notes are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is expected to be between $9.25 and $9.55 per $10 principal amount, which is less than the public offering price. The value of your notes at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell notes (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your notes at the time of pricing, plus an additional amount (initially equal to $ per $10 principal amount).

Prior to , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your notes (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through ). On and after , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market) will equal approximately the then-current estimated value of your notes determined by reference to such pricing models.

Minimum Purchase Amount of Notes Offered Hereby

In connection with the initial offering of the notes, the minimum principal amount of notes that may be purchased by any investor is $100,000.

Autocallable Contingent Coupon (with Memory) Barrier Notes	TS-2

Autocallable Contingent Coupon (with Memory) Barrier Notes Linked to the State Street® SPDR® S&P® Biotech ETF, due December , 2028

Terms of the Notes
Company (Issuer):	GS Finance Corp. (“GSFC”)
Guarantor:	The Goldman Sachs Group, Inc. (“GSG”)
Term:	Approximately three years, if not called.
Market Measure:	The State Street® SPDR® S&P® Biotech ETF (current Bloomberg symbol: “XBI UP Equity”).
Underlying Index:	With respect to the Market Measure, the index tracked by such Market Measure.
Principal Amount:

$10.00 per unit; $ in the aggregate on the settlement date; the aggregate principal amount may be increased if the Company, at its sole option, decides to sell an additional amount on a date subsequent to the pricing date. Subject to redemption by the Company as provided under “— Automatic Call Feature” below, on the maturity date, in addition to the final Contingent Coupon Payment (with Memory), if any, the Company will pay, for each $10 of the outstanding principal amount, an amount, if any, in cash equal to the Redemption Amount.

Redemption Amount:

If the notes are not automatically called, on the maturity date, in addition to the final Contingent Coupon Payment (with Memory), if any, the Company will pay, for each $10 of the outstanding principal amount, an amount, if any, in cash equal to:

▪
If the Ending Value is greater than or equal to the Threshold Value: $10
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If the Ending Value is less than the Threshold Value:

Automatic Call Feature:

If, as measured on any Call Observation Date, the Observation Value is greater than or equal to the Call Value, then the outstanding principal amount will be automatically called in whole and the Company will pay, for each $10 of the outstanding principal amount, an amount in cash on the following Call Payment Date equal to the Call Payment.

Call Payment:	The principal amount plus the Contingent Coupon Payment (with Memory) otherwise due on the applicable Call Payment Date.
Coupon Barrier:	80% of the Starting Value (rounded to the nearest one-hundredth)
Threshold Value:	80% of the Starting Value (rounded to the nearest one-hundredth)
Call Value:	100% of the Starting Value
Contingent Coupon Payments (With Memory):

Subject to the automatic call feature, the Company will pay, for each $10 of the outstanding principal amount, a Contingent Coupon Payment (with Memory) on the applicable Coupon Payment Date if the Observation Value on the applicable quarterly Coupon Observation Date is greater than or equal to the Coupon Barrier. The Contingent Coupon Payment (with Memory) payable on any Coupon Payment Date will be calculated according to the following formula: (i) the product of the Contingent Coupon Payment (with Memory) applicable to a single Coupon Payment Date and the number of Coupon Payment Dates that have occurred up to the relevant Coupon Payment Date (inclusive of the relevant Coupon Payment Date) minus (ii) the sum of all Contingent Coupon Payments (with Memory) previously paid. The Contingent Coupon Payment (with Memory) applicable to a single Coupon Payment Date will be between [$0.2625 and $0.2875] per unit (equal to a contingent rate of between [10.50% and 11.50%] per annum) (to be set on the pricing date).

The Contingent Coupon Payment (with Memory) paid on any Coupon Payment Date will be paid to the person in whose name this note is registered as of the close of business on the Record Date for such Coupon Payment Date. If the Contingent Coupon Payment (with Memory) is due at maturity but on a day that is not a Coupon Payment Date, the Contingent Coupon Payment (with Memory) will be paid to the person entitled to receive the principal of this note.

Starting Value:	The Closing Market Price of the Market Measure on the pricing date.
Ending Value:	The Closing Market Price of the Market Measure on the Final Calculation Day multiplied by the Price Multiplier on that day.
Observation Value:	The Closing Market Price of the Market Measure on the applicable Coupon Observation Date or Call Observation Date multiplied by the Price Multiplier on that day.
Coupon Observation Dates:

On or about March , 2026, June , 2026, September , 2026, December , 2026, March , 2027, June , 2027, September , 2027, December , 2027, March , 2028, June , 2028, September , 2028 and December , 2028 (the final Coupon Observation Date), which dates occur quarterly through the final Coupon Observation Date. The scheduled Coupon Observation Dates are subject to postponement in the event of Market Disruption Events and non-Market Measure Business Days, as described beginning on page PS-24 of the accompanying product supplement. For purposes of the accompanying product supplement, each Coupon Observation Date is an “Observation Date.”

Autocallable Contingent Coupon (with Memory) Barrier Notes	TS-3

Autocallable Contingent Coupon (with Memory) Barrier Notes Linked to the State Street® SPDR® S&P® Biotech ETF, due December , 2028

Call Observation Dates:	The Coupon Observation Dates beginning on December , 2026 and ending on September , 2028, subject to adjustment as described under “— Coupon Observation Dates” above.
Final Calculation Day/Maturity Valuation Period:

Approximately the fifth scheduled Market Measure Business Day immediately preceding the maturity date (which will also be the final Coupon Observation Date), subject to postponement in the event of Market Disruption Events and non-Market Measure Business Days, as described beginning on page PS-25 of the accompanying product supplement.

Coupon Payment Dates:

Approximately the fifth business day following the applicable Coupon Observation Date, subject to postponement as described beginning on page PS-24 of the accompanying product supplement; provided however, that the Coupon Payment Date related to the final Coupon Observation Date will be the maturity date. For purposes of the accompanying product supplement, each Coupon Payment Date is a “payment date.”

Call Payment Dates:	The Coupon Payment Dates applicable to the relevant Call Observation Dates, subject to adjustment as provided under “— Coupon Payment Dates” above.
Maturity Date:	December , 2028, subject to postponement as described beginning on page PS-25 of the accompanying product supplement.
Price Multiplier:	1, subject to adjustments for certain events relating to the Market Measure described beginning on PS-31 of the accompanying product supplement.
Record Date:	The business day immediately preceding the day on which payment is to be made (as such payment date may be adjusted).
Fees and Charges:	The underwriting discount of $0.15 per unit listed on the cover page
Calculation Agent:	Goldman Sachs & Co. LLC. (“GS&Co.”), an affiliate of GSFC.
Authorized Denominations:	$10 or any integral multiple of $10 in excess thereof.
Overdue Principal Rate and Overdue Coupon Rate:	The effective Federal Funds rate.
Defeasance:	Not applicable.

Autocallable Contingent Coupon (with Memory) Barrier Notes	TS-4

Autocallable Contingent Coupon (with Memory) Barrier Notes Linked to the State Street® SPDR® S&P® Biotech ETF, due December , 2028

Determining Payments on the Notes

Contingent Coupon Payments (with Memory)

The notes will pay a Contingent Coupon Payment (with Memory) on the applicable Coupon Payment Date if the Observation Value on the applicable quarterly Coupon Observation Date is greater than or equal to the Coupon Barrier.

Automatic Call Provision

The notes will be called automatically if the Observation Value on a Call Observation Date is greater than or equal to the Call Value. If the notes are called, you will receive $10 per unit plus the Contingent Coupon Payment (with Memory) otherwise due on the applicable Call Payment Date and no further amounts will be payable on the notes.

Redemption Amount Determination

If the notes are not automatically called, on the maturity date, you will receive a cash payment per unit determined as follows:

The final Contingent Coupon Payment (with Memory) will also be payable if the Observation Value on the final Coupon Observation Date is greater than or equal to the Coupon Barrier.

You will lose all or a significant portion of the principal amount of the notes if the Ending Value is less than the Threshold Value. Even with any Contingent Coupon Payments (with Memory), the return on the notes could be negative.

Autocallable Contingent Coupon (with Memory) Barrier Notes	TS-5

Autocallable Contingent Coupon (with Memory) Barrier Notes Linked to the State Street® SPDR® S&P® Biotech ETF, due December , 2028

The notes are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This term sheet constitutes a supplement to the documents listed below, does not set forth all of the terms of your notes and therefore should be read in conjunction with such documents:

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Product supplement no. EQUITY MLI-3 dated October 20, 2025:

https://www.sec.gov/Archives/edgar/data/886982/000119312525243506/baml_prodsupp_no._equity.htm

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Prospectus supplement dated February 14, 2025:

https://www.sec.gov/Archives/edgar/data/886982/000119312525027380/d891153d424b2.htm

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Prospectus dated February 14, 2025:
https://www.sec.gov/Archives/edgar/data/886982/000119312525027379/d860775d424b2.htm

These documents (together with this term sheet, the “Note Prospectus”) have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or from Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) by calling 1-800-294-1322. Before you invest, you should read the Note Prospectus, including this term sheet, for information about us, GSG and this offering. Any prior or contemporaneous oral statement and any other written materials you may have received are superseded by the Note Prospectus. Certain terms used but not defined in this term sheet have the meanings set forth in the accompanying product supplement.

The information in this term sheet supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your notes.

We refer to the notes we are offering by this term sheet as the “offered notes” or the “notes”. Each of the offered notes has the terms described below. Please note that in this term sheet, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. The notes will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The notes will be issued in book-entry form and represented by master note no. 3 dated March 22, 2021. References herein to “final calculation day” shall be deemed to refer to “determination date” in such master note no. 3, dated March 22, 2021.

Autocallable Contingent Coupon (with Memory) Barrier Notes	TS-6

Autocallable Contingent Coupon (with Memory) Barrier Notes Linked to the State Street® SPDR® S&P® Biotech ETF, due December , 2028

Investor Considerations

You may wish to consider an investment in the notes if:	The notes may not be an appropriate investment for you if:
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You anticipate that the Observation Value will be greater than or equal to the Coupon Barrier on most or all of the Coupon Observation Dates.
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You anticipate that the notes will be automatically called, in which case you accept an early exit from your investment, or, if not automatically called, that the Market Measure will not decrease from the Starting Value to an Ending Value that is below the Threshold Value.
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You accept that the return on the notes will be limited to the return represented by the Contingent Coupon Payments (with Memory) even if the percentage change in the value of the Market Measure is significantly greater than such return.
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You are willing to lose up to 100% of the principal amount if the notes are not called.
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You are willing to forgo dividends or other benefits of owning shares of the Market Measure or the stocks held by the Market Measure.
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You are willing to accept a limited or no market for sales of the notes prior to maturity, and understand that the market prices for the notes, if any, will be affected by various factors, including our and GSG’s actual and perceived creditworthiness, our credit spreads and fees and charges on the notes.
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You are willing to assume our credit risk, as issuer of the notes, and GSG’s credit risk, as guarantor of the notes, for all payments under the notes, including the Redemption Amount.

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You anticipate that the Observation Value will be less than the Coupon Barrier on each Coupon Observation Date.
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You wish to make an investment that cannot be automatically called prior to maturity.
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You seek an uncapped return on your investment.
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You seek principal repayment or preservation of capital.
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You want to receive dividends or other distributions paid on the shares of the Market Measure or the stocks held by the Market Measure.
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You seek an investment for which there will be a liquid secondary market.
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You are unwilling or are unable to take market risk on the notes, to take our credit risk, as issuer of the notes, or to take GSG’s credit risk, as guarantor of the notes.

We urge you to consult your investment, legal, tax, accounting, and other advisors before you invest in the notes.

Autocallable Contingent Coupon (with Memory) Barrier Notes	TS-7

Autocallable Contingent Coupon (with Memory) Barrier Notes Linked to the State Street® SPDR® S&P® Biotech ETF, due December , 2028

Examples of Hypothetical Payments

The following examples and table are for purposes of illustration only. They are based on hypothetical values and show hypothetical returns on the notes. They illustrate the calculation of the Contingent Coupon Payment (with Memory), the Call Payment or the Redemption Amount, as applicable, based on the hypothetical terms set forth below. The actual amount you receive and the resulting return will depend on the actual Starting Value, Coupon Barrier, Threshold Value, Call Value, Observation Values and Contingent Coupon Payments (with Memory), whether the notes are automatically called and the term of your investment. The following examples do not take into account any tax consequences from investing in the notes. These examples are based on the following hypothetical terms:

1)
a Starting Value of 100.00;
2)
a Coupon Barrier of 80.00;
3)
a Threshold Value of 80.00;
4)
a Call Value of 100.00;
5)
an expected term of the notes of approximately three years if the notes are not called on any Call Observation Date;
6)
a Contingent Coupon Payment (with Memory) applicable to a single Coupon Payment Date of $0.2625 per unit (the bottom of the Contingent Coupon Payment (with Memory) range);
7)
the Coupon Observation Dates occurring quarterly during the term of the notes; and
8)
the Call Observation Dates occurring quarterly beginning approximately one year after the pricing date.

The hypothetical Starting Value of 100.00 for the Market Measure used in these examples has been chosen for illustrative purposes only, and does not represent a likely actual Starting Value of the Market Measure. For recent actual prices of the Market Measure, see “The Market Measure” section below. The Ending Value will not include any income generated by dividends paid on the Market Measure or the stocks held by the Market Measure, which you would otherwise be entitled to receive if you invested in such securities directly. In addition, all payments on the notes are subject to issuer and guarantor credit risk.

Hypothetical Contingent Coupon (with Memory) Payments

Example 1 - The Observation Value on the first Coupon Observation Date is 50.00. Therefore, no Contingent Coupon Payment (with Memory) is paid on the related Coupon Payment Date.

Example 2 - The Observation Value on each of the first three Coupon Observation Dates is below the Coupon Barrier. Therefore, no Contingent Coupon Payment (with Memory) is paid on the related Coupon Payment Dates. The Observation Value on the fourth Coupon Observation Date (which is also the first Call Observation Date) is 105.00. Therefore, the notes will be automatically called at $10.00 plus the Contingent Coupon Payment (with Memory) otherwise due on the applicable Call Payment Date, calculated as follows:

the product of the Contingent Coupon Payment (with Memory) applicable to a single Coupon Payment Date and the number of Coupon Payment Dates that have occurred up to the relevant Coupon Payment Date (inclusive of the relevant Coupon Payment Date) minus (ii) the sum of all Contingent Coupon Payments (with Memory) previously paid.

= (i) $0.2625 x 4 - (ii) $0.00 = $1.05 per unit

Call Payment on the first Call Payment Date = $11.05 per unit.

Example 3 - The Observation Value on each of the first three Coupon Observation Dates is below the Coupon Barrier. Therefore, no Contingent Coupon Payment (with Memory) is paid on the related Coupon Payment Dates. The Observation Value on the fourth Coupon Observation Date (which is also the first Call Observation Date) is above the Coupon Barrier but below the Call Value. Therefore, a Contingent Coupon Payment (with Memory) of $1.05 per unit (($0.2625 x 4) – $0) is paid on the related Coupon Payment Date but the notes are not automatically called. The Observation Value on the fifth Coupon Observation Date is 90.00. Therefore, the notes are not automatically called but a Contingent Coupon Payment (with Memory) is paid on the related Coupon Payment Date, calculated as follows:

the product of the Contingent Coupon Payment (with Memory) applicable to a single Coupon Payment Date and the number of Coupon Payment Dates that have occurred up to the relevant Coupon Payment Date (inclusive of the relevant Coupon Payment Date) minus (ii) the sum of all Contingent Coupon Payments (with Memory) previously paid.

= (i) $0.2625 x 5 - (ii) $1.05 = $0.2625 per unit

Contingent Coupon Payment (with Memory) payable on the fifth Coupon Payment Date = $0.2625 per unit.

Example 4 - The Observation Value on each of the Coupon Observation Dates prior to the final Coupon Observation Date is above the Coupon Barrier and the Observation Value on each of the Call Observation Dates is below the Call Value. Therefore, the notes are not automatically called prior to maturity but a Contingent Coupon Payment (with Memory) of $0.2625 per unit is paid on each of the Coupon Payment Dates prior to the maturity date. The Ending Value is 95.00, which is greater than the Coupon Barrier and the Threshold Value. The Redemption Amount will equal $10.00 plus the final Contingent Coupon Payment (with Memory) of $0.2625 = $10.2625 per unit.

Autocallable Contingent Coupon (with Memory) Barrier Notes	TS-8

Autocallable Contingent Coupon (with Memory) Barrier Notes Linked to the State Street® SPDR® S&P® Biotech ETF, due December , 2028

Example 5 - The Observation Value on each of the Coupon Observation Dates prior to the final Coupon Observation Date is below the Coupon Barrier and the Observation Value on each of the Call Observation Dates is also below the Call Value. Therefore, the notes are not automatically called prior to maturity and no Contingent Coupon Payment (with Memory) is paid on any of the Coupon Payment Dates prior to the maturity date. If the Ending Value is less than the Threshold Value (which would also be less than the Coupon Barrier), the Redemption Amount will be less, and possibly significantly less, than the principal amount and no final Contingent Coupon Payment (with Memory) will be payable at maturity. For example, if the Ending Value is 50.00, the Redemption Amount per unit will be:

Hypothetical Payments at Maturity

The following table is for purposes of illustration only. It assumes that the notes have not been called prior to maturity, does not include the final Contingent Coupon Payment (with Memory), if any, and is based on hypothetical values and shows hypothetical returns on the notes. The table illustrates the calculation of the Redemption Amount based on the hypothetical terms set forth above.

Ending Value	Percentage Change from the Starting Value to the Ending Value	Redemption Amount per Unit(3)	Return on the Notes(4)
0.00	-100.00%	$0.000	-100.00%
20.00	-80.00%	$2.000	-80.00%
30.00	-70.00%	$3.000	-70.00%
40.00	-60.00%	$4.000	-60.00%
50.00	-50.00%	$5.000	-50.00%
79.99	-20.01%	$7.999	-20.01%
80.00(1)	-20.00%	$10.000	0.00%
97.00	-3.00%	$10.000	0.00%
100.00(2)	0.00%	$10.000	0.00%
105.00	5.00%	$10.000	0.00%
120.00	20.00%	$10.000	0.00%
150.00	50.00%	$10.000	0.00%
200.00	100.00%	$10.000	0.00%

(1) This is the hypothetical Threshold Value and Coupon Barrier.

(2) The hypothetical Starting Value of 100.00 used in these examples has been chosen for illustrative purposes only, and does not represent a likely actual Starting Value for the Market Measure.

(3) The Redemption Amount per Unit does not include the final Contingent Coupon Payment (with Memory), if any.

(4) The Return on the notes is calculated based on the Redemption Amount, not including any Contingent Coupon Payments (with Memory).

Autocallable Contingent Coupon (with Memory) Barrier Notes	TS-9

Autocallable Contingent Coupon (with Memory) Barrier Notes Linked to the State Street® SPDR® S&P® Biotech ETF, due December , 2028

Risk Factors

An investment in your notes is subject to the risks described below, as well as the risks and considerations described under “Risk Factors” beginning on page PS-7 of the accompanying product supplement, “Considerations Relating to Indexed Notes” beginning on page S-11 of the accompanying prospectus supplement and “Considerations Relating to Indexed Securities” beginning on page 101 of the accompanying prospectus. You should carefully review these risks and considerations as well as the more detailed explanation of risks described in the accompanying prospectus, the accompanying prospectus supplement and the accompanying product supplement. You should also review the terms of the notes described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying product supplement. Your notes are a riskier investment than ordinary debt securities. The notes are not an appropriate investment for you if you are not knowledgeable about significant elements of the notes or financial matters in general. We also urge you to consult your investment, legal, tax, accounting, and other advisors before you invest in the notes. Also, your notes are not equivalent to investing directly in the Market Measure or the stocks held by the Market Measure to which your notes are linked.

Structure-related Risks

▪
There is no fixed principal repayment amount on the notes at maturity. If the notes are not called and the Ending Value is less than the Threshold Value, you will lose up to 100% of the principal amount.
▪
Your investment return is limited to the return represented by the Contingent Coupon Payments (with Memory) and may be less than a comparable investment directly in the Market Measure or the stocks held by the Market Measure. You will not receive a payment on the notes greater than the principal amount plus the Contingent Coupon Payments (with Memory) that may be payable over the term of the notes, regardless of the extent of any increase in the value of the Market Measure.
▪
Payments on the notes will not reflect changes in the value of the Market Measure other than on the Coupon Observation Dates, the Call Observation Dates or the Final Calculation Day. As a result, even if the value of the Market Measure increases during the term of the notes, you will not receive the Contingent Coupon Payments (with Memory) over the term of the notes if the Observation Value on each Coupon Observation Date is less than the Coupon Barrier. Similarly, you will receive a Redemption Amount that is less than the principal amount if the Ending Value is less than the Threshold Value on the Final Calculation Day, even if the value of the Market Measure was greater than the Threshold Value prior to such Final Calculation Day.
▪
You may not receive any Contingent Coupon Payments (with Memory). If the Observation Value is less than the Coupon Barrier on each Coupon Observation Date, you will not receive any Contingent Coupon Payments (with Memory) over the term of the notes and will not receive a positive return on the notes.
▪
If the notes are called, you will be subject to reinvestment risk, and you will lose the opportunity to receive any Contingent Coupon Payments (with Memory) that otherwise might have been payable after the date of the call.
▪
Your return on the notes may be less than the yield you could earn by owning a conventional fixed or floating rate debt security of comparable maturity.
▪
Payments on the notes are subject to the credit risk of GSFC, as issuer, and the credit risk of GSG, as guarantor, and any actual or perceived changes in our or GSG’s creditworthiness are expected to affect the value of the notes. If we and GSG become insolvent or are unable to pay our respective obligations, you may lose your entire investment.

Valuation- and Market-related Risks

▪
The estimated value of your notes at the time the terms of your notes are set on the pricing date (as determined by reference to pricing models used by GS&Co.) is less than the public offering price of your notes. The public offering price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Notes”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GSFC, as issuer, the creditworthiness of GSG, as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Notes”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Notes”. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the pricing date, as disclosed above under “Estimated Value of Your Notes”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others

Autocallable Contingent Coupon (with Memory) Barrier Notes	TS-10

Autocallable Contingent Coupon (with Memory) Barrier Notes Linked to the State Street® SPDR® S&P® Biotech ETF, due December , 2028

may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “Risk Factors — Valuation- and Market-related Risks — The notes are not designed to be short-term trading instruments, and if you attempt to sell the notes prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount.” on page PS-11 of the accompanying product supplement.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the pricing date and the public offering price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of GSG. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes. See “Risk Factors — Valuation- and Market-related Risks — Your notes may not have an active trading market” on page PS-11 of the accompanying product supplement.

▪
A trading market is not expected to develop for the notes. None of us, GSG, GS&Co. or MLPF&S is obligated to make a market for, or to repurchase, the notes. There is no assurance that any party will be willing to purchase your notes at any price in any secondary market.

Conflict-related Risks

▪
Our hedging and trading activities (including trades in shares of the Market Measure or the stocks held by the Market Measure) and any hedging and trading activities we, GSG, GS&Co., MLPF&S or our other or their affiliates engage in that are not for your account or on your behalf, may affect the market value and return of the notes and may create conflicts of interest with you.
▪
There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent.

Market Measure-related Risks

▪
The policies of the Market Measure’s investment advisor and the sponsor of the Market Measure’s Underlying Index could affect the amount payable on your notes and their market value, and has no obligation to consider your interests.
▪
There is no assurance that an active trading market will continue for the Market Measure or that there will be liquidity in any such trading market; further, the Market Measure Is Subject to management risks, securities lending risks and custody risks.
▪
The Market Measure and its Underlying Index are different and the performance of the market measure may not correlate with the performance of its Underlying Index.
▪
You will have no rights of a holder of the Market Measure or the stocks held by the Market Measure, and you will not be entitled to receive the stocks held by or dividends or other distributions on the Market Measure.
▪
While we, GSG, GS&Co., MLPF&S and our other or their affiliates may from time to time own securities of companies held by the Market Measure, we, GSG, GS&Co., MLPF&S and our other or their affiliates do not control any company held by the Market Measure, and have not verified any disclosure made by any other company.
▪
Payments on the notes will not be adjusted for all events that could affect the Market Measure. See “Description of the Notes— Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds” beginning on page PS-31 of the accompanying product supplement.

Tax-related Risks

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The U.S. federal income tax consequences of the notes are uncertain, and may be adverse to a holder of the notes. See “Summary Tax Consequences” below and “U.S. Federal Income Tax Summary” beginning on page PS-46 of the accompanying product supplement.

Autocallable Contingent Coupon (with Memory) Barrier Notes	TS-11

Autocallable Contingent Coupon (with Memory) Barrier Notes Linked to the State Street® SPDR® S&P® Biotech ETF, due December , 2028

Additional Risk Factors

Additional Structure-related Risks

▪
The return on your notes may change significantly despite only a small change in the value of the Market Measure. If your notes are not automatically called and the Ending Value is less than the Threshold Value, you will receive less than the principal amount of your notes and you could lose all or a substantial portion of your investment in the notes. This means that while a decrease in the Ending Value to the Threshold Value will not result in a loss of principal on the notes, a decrease in the Ending Value to less than the Threshold Value will result in a loss of a significant portion of the principal amount of the notes despite only a small change in the value of the Market Measure.
▪
The Contingent Coupon Payment (with Memory) does not reflect the actual performance of the Market Measure from the pricing date to any Coupon Observation Date or from Coupon Observation Date to Coupon Observation Date. The Contingent Coupon Payment (with Memory) for each quarterly Coupon Payment Date is different from, and may be less than, a Contingent Coupon Payment (with Memory) determined based on the percentage difference of the Closing Market Price of the Market Measure between the pricing date and any Coupon Observation Date or between two Coupon Observation Dates. Accordingly, the Contingent Coupon Payments (with Memory), if any, on the notes may be less than the return you could earn on another instrument linked to the Market Measure that pays Contingent Coupon Payments (with Memory) based on the performance of the Market Measure from the pricing date to any Coupon Observation Date or from Coupon Observation Date to Coupon Observation Date.

Additional Market Measure-related Risks

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The Market Measure is concentrated in biotechnology companies and does not provide diversified exposure. The Market Measure is not diversified. The Market Measure’s assets will be concentrated in biotechnology companies, which means the Market Measure is more likely to be adversely affected by any negative performance of biotechnology companies than a Market Measure that has more diversified holdings across a number of sectors. Biotechnology companies invest heavily in research and development which may not necessarily lead to commercially successful products. Biotechnology companies are also subject to increased governmental regulation which may delay or inhibit the release of new products. Many biotechnology companies are dependent upon their ability to use and enforce intellectual property rights and patents. Any impairment of such rights may have adverse financial consequences. Biotechnology stocks, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Biotechnology companies can be significantly affected by technological change and obsolescence, product liability lawsuits and consequential high insurance costs.

Autocallable Contingent Coupon (with Memory) Barrier Notes	TS-12

Autocallable Contingent Coupon (with Memory) Barrier Notes Linked to the State Street® SPDR® S&P® Biotech ETF, due December , 2028

The Market Measure

The shares of the State Street® SPDR® S&P® Biotech ETF (the “Market Measure”) are issued by the SPDR® Series Trust (the “trust”), a registered investment company.

•
The Market Measure is an exchange-traded fund that seeks investment results that, before fees and expenses, correspond generally to the total return performance of the S&P Biotechnology Select Industry Index (the “Underlying Index”). The Underlying Index represents the biotechnology segment of the S&P Total Market Index. The S&P Total Market Index is designed to track the broad U.S. equity market.
•
The return on your notes is linked to the performance of the Market Measure, and not to that of the Underlying Index on which the Market Measure is based. The Market Measure follows a strategy of “representative sampling,” which means the Market Measure’s holdings are not the same as those of its Underlying Index. The performance of the Market Measure may significantly diverge from that of its Underlying Index
•
The Market Measure’s investment advisor is SSGA Funds Management, Inc.
•
The Market Measure’s shares trade on the NYSE Arca under the ticker symbol “XBI”.
•
The trust’s SEC CIK Number is 0001064642.
•
The Market Measure’s inception date was January 31, 2006.

Effective October 31, 2025, the Market Measure changed its name from SPDR® S&P® Biotech ETF to State Street® SPDR® S&P® Biotech ETF.

Where Information About the Market Measure Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above. In addition, information regarding the Market Measure (including its fees, top ten holdings and weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the Market Measure’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this term sheet.

Neither we, GSG, GS&Co., MLPF&S nor our other or their affiliates make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Market Measure From the Trust’s Publicly Available Information

This term sheet relates only to your note and does not relate to the Market Measure. We have derived all information about the Market Measure in this term sheet from the publicly available information referred to in the preceding subsection. Neither we, GSG, GS&Co., MLPF&S nor our other or their affiliates have participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the Market Measure in connection with the offering of your note. Furthermore, we do not know whether all events occurring before the date of this term sheet — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the Market Measure — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the Market Measure could affect the value you will receive at maturity and, therefore, the market value of your note.

Neither we, GSG, GS&Co., MLPF&S nor our other or their affiliates make any representation to you as to the performance of the Market Measure.

We, GSG, GS&Co., MLPF&S or our other or their affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we, GSG, GS&Co., MLPF&S or our other or their affiliates may acquire non-public information about the trust and, in addition, one or more of us, GSG, GS&Co., MLPF&S or our other or their affiliates may publish research reports about the Market Measure. As an investor in a note, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a note.

Autocallable Contingent Coupon (with Memory) Barrier Notes	TS-13

Autocallable Contingent Coupon (with Memory) Barrier Notes Linked to the State Street® SPDR® S&P® Biotech ETF, due December , 2028

Historical Closing Market Prices of the Market Measure

The Closing Market Prices of the Market Measure have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the Market Measure has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the Closing Market Prices of the Market Measure during the period shown below is not an indication that the Market Measure is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical prices of the Market Measure as an indication of the future performance of the Market Measure, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the Market Measure or the stocks held by the Market Measure will result in you receiving any Contingent Coupon Payments (with Memory) or receiving the outstanding principal amount of your notes on the maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the Market Measure. Before investing in the offered notes, you should consult publicly available information to determine the relevant prices of the Market Measure between the date of this term sheet and the date of your purchase of the offered notes and, given the recent volatility described above, you should pay particular attention to recent prices of the Market Measure. The actual performance of the Market Measure over the life of the offered notes, as well as the Redemption Amount, may bear little relation to the historical Closing Market Prices shown below.

The graph below shows the daily historical Closing Market Prices of the Market Measure from January 1, 2015 through November 26, 2025. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the price of most equity ETFs. We obtained the Closing Market Prices in the graph below from Bloomberg Financial Services, without independent verification. On November 26, 2025, the Closing Market Price of the Market Measure was $122.85.

Historical Performance of the Market Measure

Autocallable Contingent Coupon (with Memory) Barrier Notes	TS-14

Autocallable Contingent Coupon (with Memory) Barrier Notes Linked to the State Street® SPDR® S&P® Biotech ETF, due December , 2028

Supplement to the Plan of Distribution; Conflicts of Interest

See “Supplemental Plan of Distribution” on page PS-43 of the accompanying product supplement and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus. GSFC estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $ .

GSFC will sell to GS&Co., and GS&Co. will purchase from GSFC, the aggregate principal amount of the offered notes specified on the front cover of this term sheet. MLPF&S will purchase the notes from GS&Co. for resale, and will receive a discount in connection with the sale of the notes in an amount up to the full amount of underwriting discount set forth on the cover of this term sheet. MLPF&S will offer the notes at the public offering price set forth on the cover page hereto. GS&Co. is an affiliate of GSFC and GSG and, as such, will have a “conflict of interest” in this offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We will pay a fee to LFT Securities, LLC for providing certain electronic platform services with respect to this offering, which will reduce the economic terms of the notes to you. An affiliate of MLPF&S has an ownership interest in LFT Securities, LLC.

In connection with the initial offering of the notes, the minimum principal amount of notes that may be purchased by any investor is $100,000.

We will deliver the notes against payment therefor in New York, New York on the settlement date set forth on the cover page of this term sheet. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the notes. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

The notes will not be listed on any securities exchange or interdealer quotation system. If you place an order to purchase the notes, you are consenting to MLPF&S and/or one of its affiliates acting as a principal in effecting the transaction for your account.

The value of the notes shown on your account statement will be based on GS&Co.’s estimate of the value of the notes if GS&Co. were to make a market in the notes, which they are not obligated to do. That estimate will be based upon the price that GS&Co. may pay for the notes in light of then-prevailing market conditions and other considerations as described under “Risk Factors — Valuation- and Market-related Risks — The estimated value of your notes at the time the terms of your notes are set on the pricing date (as determined by reference to pricing models used by GS&Co.) is less than the public offering price of your notes.” on page TS-10 of this term sheet.

Autocallable Contingent Coupon (with Memory) Barrier Notes	TS-15

Autocallable Contingent Coupon (with Memory) Barrier Notes Linked to the State Street® SPDR® S&P® Biotech ETF, due December , 2028

Structuring the Notes

The notes are our debt securities, the return on which is linked to the performance of the Market Measure. The related guarantees are GSG’s obligations. As is the case for all of our debt securities, including our market-linked notes, the economic terms of the notes reflect our and GSG’s actual or perceived creditworthiness at the time of pricing. The economic terms of the notes are based upon certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These variables will influence the economic terms of the notes and the initial estimated value of the notes on the pricing date. In addition, the underwriting discount and costs incurred in creating, documenting and marketing the notes will reduce the economic terms of the notes and the initial estimated value of the notes on the pricing date.

At maturity, if not previously automatically called, we are required to pay the Redemption Amount to holders of the notes, which will be calculated based on the performance of the Market Measure and the $10 per unit principal amount. In order to meet these payment obligations, at the time we issue the notes, we have entered into, or expect to enter into, certain hedging arrangements (which may include call options, put options or other derivatives) with GS&Co. or one of our other affiliates. The terms of these hedging arrangements may take into account a number of factors, including our and GSG’s creditworthiness, interest rate movements, the volatility of the Market Measure, the tenor of the notes and the tenor of the hedging arrangements. See “Hedging” on page PS-22 in the accompanying product supplement for additional information.

For further information, see “Risk Factors—Valuation- and Market-related Risks” and “—Conflict-related Risks” beginning on page PS-10 and PS-13, respectively, and “Use of Proceeds” on page PS-22 of the accompanying product supplement.

Autocallable Contingent Coupon (with Memory) Barrier Notes	TS-16

Autocallable Contingent Coupon (with Memory) Barrier Notes Linked to the State Street® SPDR® S&P® Biotech ETF, due December , 2028

Summary Tax Consequences

You should consider the U.S. federal income tax consequences of an investment in the notes, including the following:

▪
There is no statutory, judicial, or administrative authority directly addressing the characterization of the notes.
▪
You agree with us (in the absence of an administrative determination, or judicial ruling to the contrary) to characterize and treat the notes for all tax purposes as a contingent income-bearing single financial contract with respect to the Market Measure.
▪
No assurance can be given that the Internal Revenue Service (“IRS”) or any court will agree with this characterization and tax treatment.
▪
Under this characterization and tax treatment of the notes, we intend to take the position that the Contingent Coupon Payments (with Memory) constitute taxable ordinary income to a U.S. Holder (as defined in the prospectus) at the time received or accrued in accordance with the U.S. Holder’s regular method of accounting. Upon receipt of a cash payment at maturity or upon a sale, exchange or redemption of the notes prior to maturity (other than amounts representing accrued Contingent Coupon Payments (with Memory)), a U.S. Holder generally will recognize capital gain or loss. This capital gain or loss generally will be long-term capital gain or loss if you hold the notes for more than one year.
▪
The constructive ownership rules of Section 1260 of the Internal Revenue Code could possibly apply to your notes. If your notes were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your notes would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the notes.
▪
Because the U.S. federal income tax treatment of the Contingent Coupon Payments (with Memory) is uncertain, we (or the applicable paying agent) intend to withhold U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) on the entire amount of any Contingent Coupon Payment (with Memory) made to a Non-U.S. Holder unless such payments are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. (in which case, to avoid withholding, the Non-U.S. Holder will be required to provide a Form W-8ECI). We (or the applicable paying agent) will not pay any additional amounts in respect of such withholding.
▪
Under current IRS guidance, withholding on “dividend equivalent” payments (as discussed in the product supplement), if any, will not apply to notes that are issued as of the date of this term sheet unless such notes are “delta-one” instruments.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the notes, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws. You should review carefully the discussion under the section entitled “U.S. Federal Income Tax Summary” beginning on page PS-46 of the accompanying product supplement.

Where You Can Find More Information

We and GSG have filed a registration statement (including a product supplement, a prospectus supplement, and a prospectus) with the SEC for the offering to which this term sheet relates. Before you invest, you should read the Note Prospectus, including this term sheet, and the other documents relating to this offering that we and GSG have filed with the SEC, for more complete information about us, GSG and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov or, alternatively, by calling MLPF&S toll-free at 1-800-294-1322.

Autocallable Contingent Coupon (with Memory) Barrier Notes	TS-17